Consent of Independent Auditors











We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the incorporation by reference of our report dated November 25, 1998 on the financial statements and financial highlights of Princor Blue Chip Fund, Inc. in this Post Effective Amendment No. 18 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 33-38355) and related prospectuses of Principal Blue Chip Fund, Inc.


                                                               ERNST & YOUNG LLP


Des Moines, Iowa
December 28, 1998